1 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, please seek your own financial advice from your stockbroker, solicitor, accountant or other appropriately authorised independent financial adviser. If you have recently sold or transferred all of your ordinary shares in Autolus Therapeutics plc, you should forward this document and any accompanying documents to your bank, stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. If you have sold or transferred only part of your holdings, you should retain these documents. The registered office of Autolus Therapeutics plc is The MediaWorks, 191 Wood Lane, London W12 7FP, United Kingdom. Autolus Therapeutics plc is incorporated and registered in England and Wales under the Companies Act 2006, with company number 11185179. Autolus Therapeutics plc’s website is www.autolus.com and telephone number is +44 20 3829 6230. Autolus Therapeutics plc Notice of Annual General Meeting 2024 To be held at: Opera Boardroom, Sofitel, Terminal 5, London Heathrow Airport, London TW6 2GD. On: Friday, 28 June 2024, commencing at 09:00 a.m. (British Summer Time).

2 How to vote Autolus Therapeutics plc (“Autolus” or the “Company”) has ordinary shares, which are capable of being held in certificated form or dematerialised and held in CREST, and may also be represented by American Depositary Shares (“ADSs”), with each ADS representing one ordinary share. Your votes matter. You are strongly encouraged to vote your ordinary shares by appointing the chair of the 2024 annual general meeting (“AGM”) as your proxy. Registered holders of ordinary shares may also attend the AGM in person. For more information: - holders of ordinary shares should refer to the notes on pages 12 – 13; and - holders of ADSs should refer to the notes on page 14. How to attend The Company’s AGM will be held at Opera Boardroom, Sofitel, Terminal 5, London Heathrow Airport, London TW6 2GD on 28 June 2024. The AGM will commence at 09:00 a.m. (British Summer Time). If you receive your notifications by email, you will be asked to show a copy, either on an electronic device or as a print out. Please bring your admission card, if you have one and be prepared to provide evidence of your shareholding and/or identity. If you are attending on behalf of a registered holder of the ordinary shares you must bring photographic proof of identity and evidence of your appointment to represent that shareholder, including their admission card if possible. This includes people appointed as proxies, corporate representatives and those with power of attorney. Please refer to the notes on pages 12 – 14. If you are bringing a guest, please let us know in advance. How to order paper copies You can order a paper copy of this notice or any other company report at www.autolus.com. Copies will also be available at the AGM.

Chair’s letter 3 Dear Shareholder, 2024 Annual General Meeting of Autolus Therapeutics plc On behalf of the Company’s board of directors (each, a “Director” and together, the “Board”) and senior management, I look forward to welcoming you to the Company’s 2024 Annual General Meeting at Opera Boardroom, Sofitel, Terminal 5, London Heathrow Airport, London TW6 2GD, on 28 June 2024. The AGM will start at 09:00 a.m. British Summer Time. At the AGM, we will be discussing our performance during the fiscal year ending on 31 December 2023, and our strategy. Full details of the fiscal year in review are set out in the 2023 Autolus Annual Report and Accounts (the “2023 Annual Report and Accounts”), which can be found at www.autolus.com. Business of the AGM The business we will discuss at the AGM is made up of resolutions that we regularly bring to shareholders. For a more robust update on the Company’s business, and full details of the fiscal period in review, you should consult the Company’s 2023 Annual Report and Accounts, including the associated reports of the Directors and auditors, and also the Company’s 2023 Annual Report on Form 10-K, which can be found at www.autolus.com. Recommendation The formal notice of AGM is set out on pages 4 – 6 of this notice and an explanation of each of the resolutions to be considered at the AGM may be found on pages 7 – 11 of this notice. The Directors consider that all of the resolutions that are being proposed to the AGM are in the best interests of the Company and its shareholders as a whole and are most likely to promote the success of the Company for the benefit of its shareholders as a whole. Accordingly, the Directors unanimously recommend that you vote in favour of the resolutions as each of the Directors with personal holdings of ordinary shares in the Company intends to do in respect of their own beneficial holdings of ordinary shares. Your votes do matter. Information about how to vote at the AGM is given on pages 12 – 14 of this notice. If you cannot attend the AGM, please vote your ordinary shares by appointing a proxy. Thank you for your ongoing support of Autolus. Michael Bonney Non-Executive Chair 5 June 2024

Notice of 2024 Annual General Meeting 4 Notice is hereby given that the 2024 Annual General Meeting of Autolus Therapeutics plc will be held at Opera Boardroom, Sofitel, Terminal 5, London Heathrow Airport, London TW6 2GD on 28 June 2024 commencing at 09:00 a.m. (British Summer Time), for the transaction of the following business. This notice is being sent to you because, as of Monday, 3 June 2024 (being the latest practicable date before publication of this notice), you are registered as a holder of ordinary shares in the register of members of the Company. However, this notice will also be made available to holders of ADSs and contains information relevant to holders of ADSs. Resolutions 1 to 8 will be proposed as ordinary resolutions. That means that for each of the resolutions 1 to 8 to be passed, more than half of the votes cast must be in favour of the resolution. Resolution 9 will be proposed as a special resolution. That means that for resolution 9 to be passed, at least 75% of the votes cast must be in favour of the resolution. The Board considers that all resolutions to be considered at the AGM are in the best interests of the Company and its shareholders and are most likely to promote the success of the Company for the benefit of its shareholders as a whole and recommends that you vote in favour of such resolutions. You can order a paper copy of this notice or any other company report at www.autolus.com. Ordinary resolutions Resolution 1 Report and accounts To receive and adopt the Company’s accounts for the financial year ended 31 December 2023 and the associated reports of the Directors and auditors (the “2023 Annual Report and Accounts”). See the notes on page 7. Resolution 2 Directors’ remuneration report To approve the Directors’ remuneration report (excluding the Directors’ remuneration policy set out on pages 21 to 32 (inclusive) of the Directors’ remuneration report), which is set out on pages 18 to 44 (inclusive) of the 2023 Annual Report and Accounts. See the notes on page 7. Resolution 3 Re-appointment of auditors and determination of auditors’ remuneration To re-appoint Ernst & Young LLP as auditors of the Company to hold office from the conclusion of the AGM until the conclusion of the annual general meeting of the Company to be held in 2025 and to authorise the Directors to determine the auditors’ remuneration. See the notes on page 7. Resolution 4 Director re-election To re-elect Ms. L Bain as a Director. See the notes on pages 7 – 8 and the biography of Ms. L Bain on page 8. Resolution 5 Director re-election

Notice of 2024 Annual General Meeting (cont’d) 5 To re-elect Ms. C Butitta as a Director. See the notes on pages 7 – 8 and the biography of Ms. C Butitta on pages 8 – 9. Resolution 6 Director re-election To re-elect Dr. C Itin as a Director. See the notes on pages 7 – 8 and the biography of Dr. C Itin on page 9. Resolution 7 Director re-election To re-elect Dr. W Young as a Director. See the notes on pages 7 – 8 and the biography of Dr. W Young on page 9. Resolution 8 Authority to allot shares To authorise the Board, generally and unconditionally for the purpose of section 551 of the Companies Act 2006 (the “Companies Act”) to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to a maximum aggregate nominal amount of $8,400. This authority shall expire (unless previously renewed, varied or revoked) on 27 June 2029, but the Company may at any time before the expiration of this authority make an offer or agreement which would or might require shares to be allotted, or Rights to be granted, pursuant to this authority after its expiration, and the Board may allot shares or grant Rights in pursuance of that offer or agreement as if the authority conferred by this resolution had not expired. The authority granted by this resolution shall replace all existing authorities to allot any shares of the Company and to grant Rights previously granted pursuant to section 551 of the Companies Act, but without prejudice to any allotment of shares or grant of Rights already made or agreed or offered to be made pursuant to such authorities. See the notes on page 10. Special resolution Resolution 9 Disapplication of pre-emption rights Subject to the passing of Resolution 8, to empower the Board generally pursuant to section 570(1) and section 573 of the Companies Act to allot equity securities (as defined in section 560 of the Companies Act) for cash pursuant to the general authority conferred on them by Resolution 8 as if section 561(1) of the Companies Act did not apply to that allotment. This power: (a) shall be limited to the allotment of equity securities up to a maximum aggregate nominal amount of $8,400; (b) expires (unless previously renewed, varied or revoked) on 27 June 2029, but the Company may at any time before the expiration of this authority make an offer or agreement which would or might require equity securities to be allotted after that expiry and the Board may allot equity securities pursuant to any of those offers or agreements as if this power had not expired; and (c) applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Companies Act as if in the first paragraph of this resolution the words “pursuant to the general authority conferred on them by Resolution 8” were omitted.

Notice of 2024 Annual General Meeting (cont’d) 6 For the purposes of this resolution, references to the allotment of equity securities shall be interpreted in accordance with section 560 of the Companies Act. This resolution replaces all unexercised powers previously granted to the Board to allot equity securities as if section 561 of the Companies Act did not apply, but shall be without prejudice to any allotment of equity securities already made or agreed or agreed to be made pursuant to such authorities. See the notes on pages 10 - 11. The results of the polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on the Company’s website (www.autolus.com/investor-relations/news-and-events/agm) as soon as reasonably practicable following the AGM and for the required period thereafter. BY ORDER OF THE BOARD Alex Driggs Company Secretary 5 June 2024 The registered office of Autolus Therapeutics plc is The MediaWorks, 191 Wood Lane, London W12 7FP, United Kingdom. Autolus Therapeutics plc is incorporated and registered in England and Wales under the Companies Act, with company number 11185179. Autolus Therapeutics plc’s website is www.autolus.com and telephone number is +44 20 3829 6230.

Notes to Resolutions 7 Notes to resolution 1 Report and accounts The Companies Act requires the directors of a public company to lay before the company in general meeting copies of the directors’ reports, the independent auditor’s report and the audited financial statements of the company in respect of each financial year. For the financial year ended 31 December 2023, these are all contained in the 2023 Annual Report and Accounts. In accordance with best practice, the Company proposes an ordinary resolution to receive and adopt the 2023 Annual Report and Accounts, a copy of which may be found at: www.autolus.com/investor-relations/news-and-events/agm. Notes to resolution 2 Directors’ remuneration report Resolution 2 seeks shareholder approval for the Annual Statement by the Chairman of the Compensation Committee and Annual Report on Remuneration which can found on pages 18 to 44 (inclusive) of the 2023 Annual Report and Accounts. The Directors’ report on remuneration sets out details of each Director’s remuneration during the financial year ended 31 December 2023. In accordance with the relevant regulations, the resolution is an advisory vote and does not affect the remuneration already paid to any Director. Notes to resolution 3 Re-appointment of auditors and determination of auditors’ remuneration Resolution 3 seeks shareholder approval for the re-appointment of Ernst & Young LLP as the Company’s auditors until the conclusion of the next annual general meeting at which the Company’s accounts are laid before shareholders. This resolution also seeks authority to give the Directors power to set the remuneration of the Company’s auditors. The Directors recommend Ernst & Young LLP’s reappointment and seek authority to determine their remuneration. The Board will delegate to the audit committee the authority to determine the auditors’ remuneration. The audit committee will continue to consider the reappointment of the external auditor each year before making a recommendation to the Board. The audit committee reviews the fee structure, resourcing and terms of engagement for the external auditor annually. Notes to resolutions 4, 5, 6 and 7 Re-election of Directors The Directors are divided into three classes designated as “Class I”, “Class II” and “Class III”. Only the Directors in Class III are required by the Company’s articles of association to retire and offer themselves for re-election at the 2024 AGM of the Company. At the following two annual general meetings, the Directors in Class I and Class II, respectively, shall retire from office and be eligible for re-appointment. In accordance with this requirement Mses. Bain and Butitta, and Drs. Itin and Young retire and offer themselves for re-election as Directors.

Notes to Resolutions (cont’d) 8 The nomination committee identifies, evaluates and recommends to the Board candidates for appointment or reappointment as Directors and for appointment as company secretary. The nomination committee keeps the diversity, mix of skills, experience and knowledge of the board under regular review and seeks to ensure an orderly succession of Directors. The outside directorships and broader commitments of the non-executive Directors (including time commitments) are also monitored by the nomination committee. The nomination committee’s reasons for the election or re-election of Directors are set out with the biography of each Director, as are descriptions of the directors’ skills and experience. In respect of each of the non-executive Directors—Ms. Bain, Ms. Butitta and Dr. Young—the Board has fully considered whether each Director is free from any relationship that could materially interfere with the exercise of his or her independent judgment. The Board has determined that each of the non-executive Directors is considered to be independent. Ms. Bain, Ms. Butitta, Dr. Itin and Dr. Young are recommended by the board for re-election. Notes to resolution 4 Linda Bain Non-Executive Director Linda Bain has served on our board of directors since 2018. She currently serves as the Chief Operating Officer and Chief Financial Officer of Mariana Oncology, Inc., positions she has held since May 2023. She has also served as a non-executive director of Arvinas, Inc. since June 2020 and Hemab Therapeutics since January 2022. Between July 2021 and September 2022, Ms. Bain served as a non-executive director for VBI Vaccines, Inc. Prior to joining Mariana Oncology, Ms. Bain served as the Chief Financial Officer of Codiak Biosciences, Inc. from 2015 to April 2023 and Chief Financial Officer and treasurer of Avalanche Biotechnologies, Inc. from 2014 to 2015. Ms. Bain served at Bluebird bio, Inc., a gene therapy biotechnology company, as vice president of finance and business operations from 2011 to 2014, and Chief Accounting Officer and treasurer from 2013 to 2014. From 2008 to 2011, Ms. Bain served as Vice President of Finance at Genzyme Corporation. From 2007 to 2008, she served as vice president at Fidelity Investments, and from 2000 to 2007, she held a number of positions at AstraZeneca plc. She received her B.S. degree in Accounting and Business Administration and an Honours Degree in Accounting and Business Administration from the University of the Free State in South Africa. Ms. Bain is a certified public accountant. We believe that Ms. Bain is qualified to serve on our board of directors because of her extensive experience in our industry, her background in accounting and finance and her leadership skills. Notes to resolution 5 Cynthia Butitta Non-Executive Director Cynthia Butitta has served on our board of directors since 2018. Ms. Butitta served as the executive vice president and chief financial officer of Kite Pharma Inc., a biopharmaceutical company, from 2014 to 2016 and as its chief operating officer from 2014 to 2017. From 2011 to 2012, she served as senior vice president and chief financial officer at NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company. Ms. Butitta served as chief operating officer of Telik, Inc., a biopharmaceutical company, from 2001 to 2010 and as its chief financial officer from 1998 to 2010. She has served as a member of the board of directors of UroGen Pharma Ltd. since 2017, Olema Pharmaceuticals Inc. since 2020 and Century Therapeutics since 2021. Ms. Butitta holds a B.S. degree with honours in Business and Accounting from Edgewood College in Madison, Wisconsin and an M.B.A. in Finance from the University of Wisconsin, Madison. We believe that Ms. Butitta is qualified to serve on our board

Notes to Resolutions (cont’d) 9 of directors because of her extensive financial and operational experience within the biotechnology and high-technology industries, as well as her leadership skills. Notes to resolution 6 Christian Itin, Ph.D. Executive Director Christian Itin, Ph.D. has served as our Chief Executive Officer since 2016 and as a Director since 2014. He served as Chairman of our board of directors from 2014 to September 2021. Prior to joining us, Dr. Itin served as chief executive officer and chairman of the board of directors at Cytos Biotechnology Ltd, a biotechnology company, from 2012 until it merged with Kuros Biosurgery Holding Ltd in 2016. From 2016 until 2018, he served as chairman, and from 2018 to 2019 as non-executive director, of Kuros Biosciences Ltd. Dr. Itin served as president, chief executive officer and director of Micromet, Inc., a biopharmaceutical company, from 2006 until it was acquired by Amgen Inc. in 2012. From 1999 until 2006, he served in a number of capacities with Micromet, Inc.’s subsidiary, Micromet AG, including head of IP and licensing, vice president of business and corporate development, chief business officer and ultimately as its chief executive officer. Before joining Micromet, Dr. Itin was a co-founder of Zyomyx, a protein chip company. Dr. Itin also served as a non-executive director of Kymab Ltd., a privately held biopharmaceutical company, from 2012 until its sale to Sanofi in 2021. Dr. Itin received a Diploma in Biology and a Ph.D. in Cell Biology summa cum laude from the University of Basel, Switzerland. In addition, he performed post-doctoral research at the Biocenter of University of Basel and at the Stanford University School of Medicine. We believe that Dr. Itin is qualified to serve on our board of directors because of his deep knowledge of our company and his extensive experience serving in executive and non-executive leadership positions at other public and private biotechnology companies. Notes to resolution 7 William Young, Ph.D. Non-Executive Director William Young, Ph.D. has served on our board of directors since November 2021 and was appointed to our board of directors as Blackstone’s designee pursuant to the terms of the collaboration and financing agreement we entered into with Blackstone in November 2021. He has served as a Senior Advisor to the Blackstone Life Sciences group since 2018, following Blackstone’s acquisition of Clarus Ventures. Dr. Young became a Venture Partner with Clarus in 2010 after serving as Chief Executive Officer of Monogram Biosciences, from 1999 until the sale of the company to LabCorp in 2009. Prior to then, he was at Genentech for 19 years, serving in various positions of increasing responsibility, most recently serving as Chief Operating Officer, and was responsible for all of the biotechnology company's development, operations and commercial functions. Prior to Genentech, Dr. Young was at Eli Lilly and Company for 14 years. Dr. Young has served as chairman of the board of directors of Nanostring Technologies since 2010 and as a non-executive director of Praxis Precision Medicine since 2016. Previously he served on the board of directors of Theravance Biopharma between 2013 and 2014 and as its lead independent director between 2014 and May 2023, and as a director of Vertex Pharmaceuticals from 2014 until 2020. Dr. Young received his B.S degree in chemical engineering from Purdue University, his MBA from Indiana University and an honorary doctorate in engineering from Purdue University. In 1993, he was elected to the National Academy of Engineering for his leadership in research, development and manufacturing of recombinant proteins using recombinant DNA technology. We believe that Dr. Young is qualified to serve on our board of directors because of his extensive experience in the life sciences industry.

Notes to Resolutions (cont’d) 10 Notes to resolution 8 Authority to allot shares The directors of an English public limited company must have specific authority from shareholders to allot shares in the company or to grant rights to subscribe for or to convert any security into shares in the company. At the Company’s 2022 Annual General Meeting, our shareholders authorised the allotment by our Directors of up to 200 million shares, or the grant of rights to subscribe for or to convert any security into shares (“Rights”), for a period of up to five years. Following the issue of ordinary shares represented by ADSs in our underwritten offerings in December 2022 and February 2024, and our private placement with BioNTech SE in February 2024, the remaining number of ordinary shares subject to such authorisation is now approximately 9.9 million and such authority will expire on 27 June 2027. We are asking for your approval to renew the Directors’ authority to allot shares for an additional five-year period to expire in June 2029 in respect of shares or Rights up to a maximum aggregate nominal value of $8,400 (equal to 200 million ordinary shares of $0.000042 each). Your approval of Resolution 8 will provide our Board with continued flexibility to issue shares and Rights up to such maximum number, subject to the shareholder approval and other requirements of The Nasdaq Stock Exchange and the US Securities and Exchange Commission. The renewed authority would apply to the issuance of shares, employee and director equity awards (save to the extent that they are granted under “employee share schemes” and therefore exempt from this requirement) and other securities convertible into or exercisable or exchangeable for our shares. If shareholders do not approve Resolution 8, the existing authorisation granted at the Company’s Annual General Meeting in 2022 will continue to apply until June 2027 or until such earlier time as it has been fully utilised. However, following such expiration or utilisation, the Board would be constrained in its ability to fund the development of Autolus’ business through equity offerings absent a further shareholder authorisation. Notes to resolution 9 Disapplication of pre-emption rights When the directors of an English public limited company allot equity securities (being ordinary shares or rights to subscribe for, or to convert any securities into, ordinary shares) for cash, the company must first offer those equity securities on the same or more favourable terms to existing shareholders of the company on a pro rata basis (commonly referred to as the statutory pre-emption right) unless this statutory pre-emption right is disapplied, or opted-out of, by approval of the shareholders. At our Annual General Meeting in 2022, our shareholders disapplied the statutory pre-emption right in respect of allotments by our Directors of equity securities equivalent to 200 million ordinary shares, for a period of up to five years. Following the issue of ordinary shares represented by ADSs in our underwritten offerings in December 2022 and February 2024, and our private placement with BioNTech SE in February 2024, the remaining number of ordinary shares subject to such authorisation is now approximately 9.9 million and such authority will expire on 27 June 2027. We are asking for your approval to renew the pre-emption disapplication for an additional five- year period to expire in June 2029 in respect of equity securities with an aggregate nominal value of $8,400 (equal to 200 million ordinary shares of $0.000042 each). Your approval of Resolution 9 will provide our Board with continued flexibility to issue ordinary shares for cash

Notes to Resolutions (cont’d) 11 or grant rights to subscribe for, or convert any security into, ordinary shares for cash on a non- pre-emptive basis up to such maximum number. If shareholders do not approve Resolution 8 or 9, the existing pre-emption disapplication granted at the Company’s Annual General Meeting in 2022 will continue to apply until June 2027 or until such earlier time as it has been fully utilised. However, ordinary shares issued for cash after such expiration or utilisation would have to first be offered to existing shareholders of the Company pro rata to their existing shareholdings before those shares could be issued to any new shareholders. If Resolution 8 is approved by shareholders, but Resolution 9 is not, we would have no remaining disapplication of pre-emption rights as the disapplication of pre-emption rights granted at the 2022 Annual General Meeting related to the allotment authority granted at the 2022 Annual General Meeting which would have been replaced by the allotment authority granted by Resolution 8. This limitation on our ability to issue shares for cash could put us at a distinct disadvantage vis-à-vis many of our peers who are not subject to such requirements, and would increase our costs and otherwise might make it difficult for us to complete equity capital raisings that our Board considers to be in the best interests of our shareholders. Please note that the requirement to offer shares to pre-existing shareholders does not apply where such shares are issued for non-cash consideration or pursuant to employee share schemes. The approval of Resolution 9 is conditional on the approval of Resolution 8 because English law requires that a pre-emption disapplication be given in respect of a particular authorisation (general or specific) to allot shares. Resolution 9 will therefore not be passed unless Resolution 8 is also approved, notwithstanding that shareholders may have voted to approve Resolution 9. As required under English law, Resolution 9 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the AGM in order to be passed.

Voting information for holders of ordinary shares and ADSs 12 Holders of ordinary shares When is my voting entitlement fixed? To vote at the AGM you must be a registered holder of ordinary shares at 6:00 p.m. (British Summer Time) on Wednesday, 26 June 2024 (or, if the AGM is adjourned, at 6:00 p.m. (British Summer Time) on the day two working days prior to the adjourned meeting). Your voting entitlement will depend on the number of ordinary shares that you hold at that time. The holders of ordinary shares are entitled to one vote per share on all matters that are subject to shareholder vote. How can I vote at the AGM? If you are a registered holder of ordinary shares, you can appoint the chair of the AGM or any other person to attend, speak and vote on your behalf. This person is called your proxy. Your proxy does not have to be a shareholder, but must attend the AGM to represent you. We recommend that shareholders appoint the chair of the AGM as their proxy. You can instruct your proxy how to vote. Where no specific instruction is given by you, your proxy may vote at their discretion or refrain from voting, as they see fit. You can appoint more than one proxy provided it is in relation to different shares within your holding. You can appoint a proxy and submit voting instructions: - by logging on to www.investorcentre.co.uk/eproxy and following the instructions; - by completing and returning the paper form of proxy (if one has been sent to you). Please read the instructions carefully to ensure you have completed and signed the form correctly. Any alterations must be initialled; or - via CREST (see further notes on pages 13 and 17). If you own shares jointly with one or more other persons, then where more than one of the joint holders completes a proxy appointment, only the appointment submitted by the most senior holder will be accepted. For this purpose, seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior). By when do I have to submit my vote? Proxy appointments and voting instructions, including any amendments, must be received by Computershare Investor Services, the Company’s registrar (the “Registrar”), by 9:00 a.m. (British Summer Time) on Wednesday, 26 June 2024 (or, if the AGM is adjourned, 48 hours (excluding non-working days) prior to the time of the adjourned meeting). If you miss this deadline and wish to submit a new vote or amend an existing vote, you can only do so by attending the AGM in person and voting.

Voting information for holders of ordinary shares and ADSs (cont’d) 13 I already voted but have changed my mind – can I change my vote? You can submit a new voting instruction at any time before the time and date above. If you wish to amend a paper form of proxy, you must do so in writing and sign your new form of proxy. The voting instruction received last will be the one that is followed. I hold shares on behalf of several others – can I vote part of the holding separately? You can appoint more than one proxy using a paper form provided it is in relation to different shares. Corporate shareholders may either appoint one or more proxies using the paper form or via CREST, or alternatively appoint one or more corporate representatives in relation to different shares. Multiple proxies and corporate representatives may all attend and speak at the AGM and may vote the shares that their respective appointments represent in different ways. I am a CREST member – can I use the CREST system to vote? CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST Manual (available via www.euroclear.com/CREST). CREST ID number: 3RA50 CREST Personal Members or other CREST Sponsored Members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. I have a power of attorney from a shareholder – how can I vote? You can vote using the paper form of proxy only. You must ensure that the valid power of attorney and the form of proxy have been deposited with the Registrar, Computershare Investor Services at The Pavilions, Bridgwater Road, Bristol BS99 6ZY, United Kingdom, by 9:00 a.m. (British Summer Time) on Wednesday, 26 June 2024 (or, if the AGM is adjourned, 48 hours (excluding non-working days) prior to the time of the adjourned meeting).

Voting information for holders of ordinary shares and ADSs (cont’d) 14 Holders of ADSs When is my voting entitlement fixed? To vote at the AGM you must be a holder of ADSs at 5:00 p.m. (Eastern Daylight Time) on Tuesday, 21 May 2024 (or 10:00 p.m. (British Summer Time) on the same day) (the “ADS Record Date”). Your voting entitlement will depend on the number of ADSs you hold at that time. The holders of ADSs are entitled to one vote per ADS on all matters that are subject to shareholder vote. How can I attend the AGM in person? ADS holders cannot attend or vote at the AGM. How can I vote the Ordinary Shares represented by my ADSs at the AGM? If you are a registered holder of ADSs as of the ADS Record Date you will be able to instruct the depositary, Citibank, N.A. (the “Depositary”), to vote the Ordinary Shares represented by your ADSs on your behalf by completing and returning an ADS voting instruction card to the Depositary no later than the time and date specified in the ADS voting instruction card. The Depositary will send to registered holders of ADSs as of the ADS Record Date an ADS voting instruction card and an explanatory Depositary Notice. Please read the instructions carefully to ensure you have completed and signed the ADS voting instruction card correctly. Any alterations must be initialled. If you are an ADS holder holding via a bank, broker or nominee, you would need to contact such said party to submit your vote through your bank, broker or nominee and complete the paperwork required by said party by their required deadlines. By when do I have to submit my vote? Paper voting instructions, including any amendments, must be received by the Depositary by 10:00 a.m. (Eastern Daylight Time) on Monday, 24 June 2024 (or 3:00 p.m. (British Summer Time) on the same day) in the manner and at the address specified in the ADS voting instruction card. If your instructions are not received by the Depositary by the appointed times, then under the terms of the Deposit Agreement between the Company and the Depositary your ADSs may, under certain circumstances, be voted by a person designated by the Company. I already voted but have changed my mind – can I change my vote? You can submit a new ADS voting instruction card at any time during the ADS voting period. If you wish to amend the ADS voting instruction card you must do so in writing and sign your new ADS voting instruction card. The ADS voting instruction card received last by the Depositary prior to the expiration of the ADS voting period will be the one that is followed. I hold my ADSs in street name – can I still vote? You should contact your bank, broker or nominee for information on how to vote your ADSs.

Other information 15 A copy of this notice and other information required by the Companies Act can be found at www.autolus.com/investor-relations/news-and-events/agm. Information rights Under the Companies Act, there are a number of rights that may now be available to indirect investors of the Company, including the right to be nominated by the registered holder to receive general shareholder communications direct from the Company. The rights of indirect investors who have been nominated to receive communications from the Company in accordance with section 146 of the Companies Act (“nominated persons”) do not include the right to appoint a proxy. However, nominated persons may have a right under an agreement with the registered shareholder who holds the shares on their behalf to be appointed (or to have someone else appointed) as a proxy. Alternatively, if nominated persons do not have such a right or do not wish to exercise it, they may have a right under such an agreement to give instructions to the person holding the shares as to the exercise of voting rights. If you have been so nominated to receive general shareholder communications direct from the Company, it is important to remember that your main contact in terms of your investment remains with the registered shareholder or custodian or broker, or whoever administers the investment on your behalf. You should also deal with them in relation to any rights that you may have under agreements with them to be appointed as a proxy and to attend, participate in, and vote at the AGM, as described above. Any changes or queries relating to your personal details and holding (including any administration thereof) must continue to be directed to your existing contact at your investment manager or custodian. The Company cannot guarantee dealing with matters that are directed to us in error. The only exception to this is where the Company is exercising one of its powers under the Companies Act and writes to you directly for a response. Statements related to the audit Members satisfying the thresholds in section 527 of the Companies Act can require the Company to publish a statement on its website setting out any matter relating to: - the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; and - any circumstances connected with an auditor of the Company ceasing to hold office since the last AGM, that the members propose to raise at the AGM. The Company cannot require the members requesting the publication to pay its expenses in connection with the publication. The company must forward a copy of the statement to the auditors when it publishes the statement on the website. The business which may be dealt with at the AGM includes any such statement that the company has been required to publish on its website. Shareholder requisition rights Members satisfying the thresholds in section 338 of the Companies Act can require the Company to give to members of the Company entitled to receive notice of the AGM, notice of a resolution which may properly be moved, and which those members intend to move, at the AGM, provided in each case that the requirements of that section are met and provided that

Other information (cont’d) 16 the request is received by the company not later than six weeks before the AGM or if later the time at which notice is given of the AGM. Total voting rights and share capital As at 3 June 2024 (the latest practicable date before the publication of this notice), the issued share capital of the Company was 266,036,028 ordinary shares.

Other information 17 Notes: The following notes further explain your general rights as a shareholder and your right to attend and vote at the AGM or to appoint someone else to vote on your behalf. Shareholders are strongly encouraged to vote your shares by appointing the chair of the AGM as your proxy. 1. You can vote either: 1.1. by logging on to www.investorcentre.co.uk/eproxy and following the instructions; 1.2. you may request a hard copy form of proxy directly from the Registrar, Computershare Investor Services, on Tel: +44 370 703 6238. Calls cost 12 pence per minute plus your phone company’s access charge. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 9:00 a.m. – 5:30 p.m. (British Summer Time), Monday to Friday excluding public holidays in England and Wales; or 1.3. in the case of CREST members, by utilising the CREST electronic proxy appointment service in accordance with the procedures set out in notes 5-7 below. 2. The completed form of proxy, voting instruction via www.investorcentre.co.uk/eproxy or any CREST Proxy Instruction (as described in notes 5-7 below), as the case may be, must be received by Computershare Investor Services by 9:00 a.m. (British Summer Time) on Wednesday, 26 June 2024 (or, if the AGM is adjourned, 48 hours (excluding non-working days) prior to the time of the adjourned meeting). 3. If you return more than one proxy appointment, either by paper or electronic communication, the appointment received last by the Registrar before the latest time for the receipt of proxies will take precedence. You are advised to read the terms and conditions of use carefully. Electronic communication facilities are open to all shareholders and those who use them will not be disadvantaged. 4. The return of a completed form of proxy, electronic filing or any CREST Proxy Instruction (as described in notes 5-7 below) will not prevent a shareholder from attending the AGM and voting in person if he/she wishes to do so. 5. CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM (and any adjournment of the AGM) by using the procedures described in the CREST Manual (available from www.euroclear.com/site/public/EUI). CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. 6. In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by Computershare Investor Services (ID number 3RA50) by 9:00 a.m. (British Summer Time) on Wednesday, 26 June 2024 (or, if the AGM is adjourned, 48 hours (excluding non-working days) prior to the time of the adjourned meeting). For this purpose, the time of receipt will be taken to mean the time (as determined by the timestamp applied to the message by the CREST application host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. 7. CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular message. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting system providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Other information (cont’d) 18 8. Any shareholder attending the AGM has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the AGM but no such answer need be given if: (a) to do so would interfere unduly with the preparation for the AGM or involve the disclosure of confidential information; (b) the answer has already been given on a website in the form of an answer to a question; or (c) it is undesirable in the interests of the Company or the good order of the AGM that the question be answered. 9. The Company shall make available for inspection any of the following documents during normal business hours at the Company’s registered office prior to and at the AGM: 9.1. copies of the executive director’s service contract; and 9.2. copies of the letters of appointment of the non-executive directors. 10. You may not use any electronic address (within the meaning of section 333(4) of the Companies Act) provided in either this notice or any related documents (including the form of proxy) to communicate with the Company for any purposes other than those expressly stated. A copy of this notice, and other information required by the Companies Act, can be found on the Company’s website at www.autolus.com.

Contact Details 19 Autolus Therapeutics plc Registered Office: The MediaWorks 191 Wood Lane W12 7FP London United Kingdom Tel: +44 20 3829 6230 Registrar Computershare Investor Services plc The Pavilions Bridgwater Road Bristol BS99 6ZZ United Kingdom Shareholder helpline - for information relating to your ordinary shares, please contact the Registrar on +44 370 703 6238. Calls outside the United Kingdom will be charged at the applicable international rate. The Registrar is open between 9:00 a.m. – 5:30 p.m. (British Summer Time), Monday to Friday excluding public holidays. ADS Depositary Citibank ADS Holder Services P.O. Box 43077 Providence, Rhode Island 02940-3077 USA Tel: 1-877-CITI-ADR (toll free) Tel: 1-781-575-4555 (outside US) Fax 1-201-324-3284 E-mail at: Citibank@shareholders-online.com